Exhibit 4.1

EXECUTION VERSION

VIACOM INC.

AND

THE BANK OF NEW YORK MELLON,

Trustee

THIRTEENTH SUPPLEMENTAL INDENTURE

Dated as of December 4, 2012

To Indenture dated as of April 12, 2006

between

VIACOM INC.

and

THE BANK OF NEW YORK MELLON,

Trustee

4.375% Senior Debentures due 2043

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of December 4, 2012, between VIACOM INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of April 12, 2006, between the Company and the Trustee, as further supplemented by the Second Supplemental Indenture, dated as of June 16, 2006, between the Company and the Trustee, as further supplemented by the Third Supplemental Indenture, dated as of December 13, 2006, between the Company and the Trustee, as further supplemented by the Fourth Supplemental Indenture, dated as of October 5, 2007, between the Company and the Trustee, as further supplemented by the Fifth Supplemental Indenture, dated as of August 26, 2009, between the Company and the Trustee, as further supplemented by the Sixth Supplemental Indenture, dated as of September 29, 2009, between the Company and the Trustee, as further supplemented by the Seventh Supplemental Indenture, dated as of February 22, 2011, between the Company and the Trustee, as further supplemented by the Eighth Supplemental Indenture, dated as of March 31, 2011, between the Company and the Trustee, as further supplemented by the Ninth Supplemental Indenture, dated as of December 12, 2011, between the Company and the Trustee, as further supplemented by the Tenth Supplemental Indenture, dated as of February 28, 2012, between the Company and the Trustee, as further supplemented by the Eleventh Supplemental Indenture, dated as of June 14, 2012, between the Company and the Trustee, and as further supplemented by the Twelfth Supplemental Indenture, dated as of November 26, 2012 (the “Twelfth Supplemental Indenture”), between the Company and the Trustee (as so supplemented and as supplemented hereby, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 901(5) of the Indenture permits supplements thereto without the consent of Holders of Securities to change any provisions of the Indenture with respect to a series of Securities, where there are no Securities Outstanding which are entitled to the benefit of such provision; and

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue from time to time additional Securities of the series of Securities designated as 4.375% Senior Debentures due 2043 (the “Securities”), of which $250,000,000 were previously issued on November 26, 2012, under the Indenture;

NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other party and for the equal and proportionate benefit of all Holders of the New Securities (as defined below) as follows:

SECTION 1. For the purpose of this Thirteenth Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as supplemented hereby.

SECTION 2. The Company shall issue the Securities in an aggregate principal amount of $1,194,528,000 (the “New Securities”). The New Securities are a further issuance and are in addition to an aggregate principal amount of $250,000,000 of 4.375% Senior Debentures due 2043 issued on November 26, 2012, forming a single series of securities, for a current total of $1,444,528,000 aggregate principal amount. The form of the New Securities is set forth in Exhibit A hereto. The New Securities shall include the legends set forth on the face of Exhibit A hereto, substantially in the form so set forth, except to the extent otherwise provided herein.

SECTION 3. The New Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A hereto, (the “U.S. Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The New Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the forms set forth in Exhibit A hereto, (the “Offshore Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the “Global Securities.”

SECTION 4. For the sole benefit of the Holders of the New Securities, Section 101 of the Indenture is hereby amended by adding the following definitions, each in appropriate alphabetical order:

“Agent” means any Transfer Agent, Registrar, co-Registrar, Paying Agent or Authenticating Agent.

“Closing Date” means December 4, 2012.

“Depositary” means, as applicable, either the U.S. Depositary or the Common Depositary.

“Exchange Notes” means any securities of the Company containing terms identical to the New Securities (except that such Exchange Notes shall be registered under the Securities Act and shall not include the restrictions on transfer or any increase in the interest rate) that are issued and exchanged for the New Securities pursuant to the Registration Rights Agreement and the Indenture.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Make-Whole Amount” means the excess, if any, of (i) the aggregate present value as of the Redemption Date of the principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable if redemption had not been made, determined by discounting, on a semiannual basis, the remaining principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the Redemption Date) from the dates on which the principal and interest would have been payable if the redemption had not been made, to the Redemption Date, over (ii) the aggregate principal amount of New Securities being redeemed.

“Non-United States Person” means a Person who is not a United States Person.

“Participant” means a Person who has an account with a Depositary.

“Registration Rights Agreement” means the Registration Rights Agreement, dated December 4, 2012, among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as dealer managers and as representatives of each of the other dealer managers named therein, and certain permitted assigns specified therein.

“Registration Statement” means the Registration Statement as defined and described in the Registration Rights Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Non-U.S. Person” means a person who is not a “U.S. Person” as defined in Regulation S.

“Regulation S U.S. Person” has the meaning assigned thereto in Regulation S.

“Reinvestment Rate” means (i) the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Federal Reserve Statistical Release H.15 under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid, plus (ii) 0.30%. If no maturity exactly corresponds to the maturity, yields for the two published maturities most closely corresponding to the maturity would be so calculated and the Reinvestment Rate would be interpolated or extrapolated, as the case may be, on a straight-line basis, rounding to the nearest month. The most recent Federal Reserve Statistical Release H.15 published prior to the date of determination of the Make-Whole Amount will be used for purposes of calculating the Reinvestment Rate.

“Restricted Security” means any Security that has not been sold in connection with an effective Registration Statement.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

SECTION 5. For the sole benefit of the holders of the New Securities, Section 305 of the Indenture is hereby deleted in its entirety and replaced by the following Sections 305, 305A, 305B, 305C, 305D and 305E (the “New Provisions”):

SECTION 305. Registrar and Paying Agent. The Company shall maintain an office or agency in the City of New York where the New Securities may be presented for transfer or for exchange (the “Transfer Agent”) and for the registration of such transfer or exchange (the “Registrar”, which term shall include acting in the capacity of Transfer Agent), an office or agency in the City of New York where the New Securities may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands pursuant to this section to or upon the Company in respect of the New Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York with respect to such series. The Company shall cause the Registrar to keep a register of the New Securities and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands pursuant to this section, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands pursuant to this section. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

The Company initially appoints the Trustee as Registrar, Paying Agent, Authenticating Agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of New Securities held by each Holder.

SECTION 305A. Transfer and Exchange. A Holder may transfer a New Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the New Security is registered as the owner thereof for all purposes whether or not the New Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the New Security shall be required to be reflected in a book-entry. When New Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of New Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such New Securities are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that the requirements of Section 305D herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the New Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the New Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Registrar shall not be required (i) to issue, register the transfer of or exchange any New Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of New Securities selected for redemption under Article Eleven and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any New Security so selected for redemption in whole or in part, except the unredeemed portion of any New Security being redeemed in part.

SECTION 305B. Legend on Restricted Securities. (i) Unless and until a New Security is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Securities shall bear the legends set forth on the face of Exhibit A and (ii) the Offshore Global Securities shall bear the legends set forth on the face of Exhibit A until (A) at least the 41st day after the Closing Date and (B) receipt by the Company and the Trustee of a certificate substantially in the form of Appendix I hereto.

Except as provided in Section 305D, the Trustee shall not issue any unlegended New Securities until it has received an Officers’ Certificate from the Company directing it to do so.

SECTION 305C. Book-Entry Provisions for U.S. Global Securities and Offshore Global Securities. (a) Each U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or Offshore Global Security or the nominee of such Depositary, (ii) be delivered, as applicable, either to the Trustee, as custodian for the U.S. Depositary, or to the Common Depositary and (iii) bear legends as set forth on the face of the form of the New Security.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian or the Common Depositary, as applicable, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any New Security.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees, and as further specified in Section 305D. Transfers of interests in one Global Security to parties who will hold the interests through the same Global Security will be effected in the ordinary way in accordance with the respective rules and operating procedures of the applicable Depositaries and the provisions of Section 305D. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” of Euroclear and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to interests in the Global Securities that are held by Agent Members through Euroclear and Clearstream.

(c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for so long as it remains such an interest.

(d) In connection with any transfer of a portion of the interests in a Global Security to beneficial owners pursuant to paragraph (c) of this Section 305C, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the interest in such Global Security to be transferred.

(e) In connection with the transfer of the U.S. Global Securities or the Offshore Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 305C, the U.S. Global Securities or the Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation.

(f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the New Securities.

(g) The Securities are initially solely issuable as Global Securities. Registered Securities shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security, if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice. In addition, the Company may at any time, and in its sole discretion, determine not to have the New Securities represented by Global Securities and, in such event, the Company shall issue New Securities in definitive form in exchange for the Global Security representing such New Securities.

(h) All New Securities issued upon any transfer or exchange of New Securities shall be valid, legally enforceable obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the New Securities surrendered upon such transfer or exchange.

SECTION 305D. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of New Securities constituting a Restricted Security to a qualified institutional buyer as defined in Rule 144A (a “QIB”):

(i) if the New Securities to be transferred consist of an interest in the U.S. Global Securities, the transfer of such interest may be effected through the book-entry system maintained by the Depositary; and

(ii) (A) if the proposed transferor is an Agent Member holding a beneficial interest in the Offshore Global Securities, upon receipt by the Registrar of instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Offshore Global Securities, in an amount equal to the principal amount of the beneficial interest in the Offshore Global Securities, to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities, in an amount equal to the principal amount of the Offshore Global Securities, to be transferred and the Trustee shall decrease the amount of the Offshore Global Securities.

(b) Transfers of Interests in the Offshore Global Securities. The following provisions shall apply with respect to any transfer of interests in Offshore Global Securities:

(i) until the expiration of the 40-day distribution compliance period within the meaning of Rule 903 of Regulation S, any offer or sale of interests in the Offshore Global Securities shall be made (a) (1) outside the United States in compliance with Rule 903 or 904 under the Securities Act or (2) to a QIB in compliance with Rule 144A and (b) in accordance with all applicable securities laws of the states of the United States or any other applicable jurisdiction;

(ii) prior to the removal of the legend from the Offshore Global Securities pursuant to Section 305B, the Registrar shall refuse to register such transfer unless such transfer complies with this Section 305D; and

(iii) after such removal, the Registrar shall register the transfer of any such New Security without requiring any additional certification.

(c) Transfers to Regulation S Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Restricted Security to a Regulation S Non-U.S. Person:

(i) The Registrar shall register any proposed transfer to any Regulation S Non-U.S. Person if (A) the New Security to be transferred is an interest in U.S. Global Securities, (B) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Appendix I hereto and (C) if requested by the Company, the proposed transferee has delivered to the Registrar an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

(ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in U.S. Global Securities upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Global Securities to be transferred, and the Trustee shall decrease the amount of the U.S. Global Securities.

SECTION 305E. General. By its acceptance of any New Securities bearing the legends set forth on the face of the form of the New Security each Holder of such New Security acknowledges the restrictions on transfer of such New Security set forth in the Indenture and in such legends and agrees that it will transfer such New Security only as provided in the Indenture.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 305E. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 6. For the sole benefit of the Holders of the New Securities, Section 1101 of the Indenture is hereby deleted in its entirety and replaced by the following Section 1101:

Section 1101. Optional Redemption.

The New Securities will be redeemable, in accordance with this Article Eleven, at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Make-Whole Amount and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date). The Make-Whole Amount with respect to such a redemption shall be calculated by an independent investment banking institution of national standing appointed by the Company. If, for purposes of calculating the Make Whole Amount, the Reinvestment Rate shall not be available as set forth in the definition thereof the Reinvestment Rate shall be calculated by interpolation or extrapolation, as the case may be, of comparable rates selected by the independent investment banking institution.

SECTION 7. For the sole benefit of the Holders of the New Securities, a new Section 1108 shall be added to the Indenture as follows:

(a) Exchange Notes may from time to time be executed by the Company and delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and deliver said Exchange Notes upon cancellation of an equal amount of Restricted Securities tendered in exchange, upon a Company Order without further action by the Company.

(b) No exchange of New Securities for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and any New Securities that are exchanged for Exchange Notes shall be cancelled by the Trustee.

SECTION 8. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS THIRTEENTH SUPPLEMENTAL INDENTURE.

SECTION 9. This Thirteenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 10. Except as herein amended with respect to the New Securities, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have caused this Thirteenth Supplemental Indenture to be duly executed, all as of the day and year first written above.

VIACOM INC.

By:	/s/ George S. Nelson
	Name:	George S. Nelson
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT A TO THIRTEENTH SUPPLEMENTAL INDENTURE

Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Securities shall bear the legend set forth below on the face thereof and (ii) the Offshore Global Securities shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Appendix I hereto:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (I) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; OR (B) IT IS OUTSIDE THE UNITED STATES AND IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (II) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE ISSUER OR ONE OF ITS AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (III) AGREES THAT IT WILL, AND EACH SUBSEQUENT ACQUIRER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (II) ABOVE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (II)(E) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT;

Each Offshore Global Security shall bear the following legend: PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary by a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Unless and until it is exchanged in whole or in part for Securities in definitive registered form in accordance with the provisions of the Indenture (as defined below) applicable to such exchange, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

[Insert Private Placement Legend and/or Global Security Legend]

VIACOM INC.

4.375% Senior Debenture due 2043

No.	$

CUSIP:

CINS:

ISIN:

Viacom Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $             on March 15, 2043 at the office or agency of the Company referred to below, and to pay interest thereon in arrears on March 15, 2013 and semi-annually thereafter, on March 15 and September 15 in each year, from November 26, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.375% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that each installment of interest and principal on this Security may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of

New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of April 12, 2006 between the Company and the Trustee, as further supplemented by the Second Supplemental Indenture dated as of June 16, 2006 between the Company and the Trustee, as further supplemented by the Third Supplemental Indenture dated as of December 13, 2006 between the Company and the Trustee, as further supplemented by the Fourth Supplemental Indenture dated as of October 5, 2007 between the Company and the Trustee, as further supplemented by the Fifth Supplemental Indenture dated as of August 26, 2009 between the Company and the Trustee, as further supplemented by the Sixth Supplemental Indenture dated as of September 29, 2009 between the Company and the Trustee, as further supplemented by the Seventh Supplemental Indenture dated as of February 22, 2011 between the Company and the Trustee, as further supplemented by the Eighth Supplemental Indenture dated as of March 31, 2011 between the Company and the Trustee, as further supplemented by the Ninth Supplemental Indenture dated as of December 12, 2011 between the Company and the Trustee, as further supplemented by the Tenth Supplemental Indenture dated as of February 28, 2012 between the Company and the Trustee, as further supplemented by the Eleventh Supplemental Indenture dated as of June 14, 2012 between the Company and the Trustee, as further supplemented by the Twelfth Supplemental Indenture dated as of November 26, 2012 between the Company and the Trustee and as further supplemented by the Thirteenth Supplemental Indenture dated as of December 4, 2012 between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 4.375% Senior Debentures due 2043, of which an aggregate principal amount of $250,000,000 were previously issued on November 26, 2012. This series is currently limited to an aggregate principal amount of $1,444,528,000. This Security is a global Security representing $             of the Securities. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a “book-entry” Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of December 4, 2012. In the event that (i) the Exchange Offer is not consummated on or prior to the 270th calendar day following November 26, 2012 or (ii) if required, a Shelf Registration Statement with respect to the Securities is not declared effective by the Commission on or prior to the 365th calendar day after the obligation to file the Shelf Registration

Statement arises (or on or prior to such later date as provided in the Registration Rights Agreement) or ceases to be effective or usable during the periods specified in the Registration Rights Agreement (each, a “Registration Default”), the per annum interest rate borne by the Securities shall be increased by one-quarter of one percent (0.25%) per annum from the end of the applicable period giving rise to such Registration Default. Following the cure of all Registration Defaults, the interest rate borne by the Securities shall be reduced to the original interest rate borne by the Securities. No increase in the rate shall be payable for any period during which a Shelf Registration is effective. All accrued additional interest shall be paid to Holders by the Company in the same manner as interest is paid pursuant to the Indenture. All terms used in this Security that are defined in the Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Make-Whole Amount and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

In the case of any partial redemption, selection of the Securities of this series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of this series are listed or, if the Securities of this series are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities of this series of $2,000 in principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

INCLUDE IF SECURITY IS A RESTRICTED SECURITY: Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, upon the request of a Holder of a

Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to, and offered indemnity reasonably satisfactory to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 4, 2012	VIACOM INC.
as Issuer

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:

Authorized Signatory

Dated: December 4, 2012

APPENDIX I TO THIRTEENTH SUPPLEMENTAL INDENTURE

EXCHANGE CERTIFICATE

VIACOM INC.

4.375% Senior Debentures due 2043

To:	Viacom Inc.

1515 Broadway

New York, NY 10036

The Bank of New York Mellon

We, as the seller of the Securities (“Seller”), are requesting a transfer (tick one of the following) of:

☐	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a beneficial interest in the U.S. Global Securities.

☐	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a definitive restricted Security.

☐	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a definitive Security.

☐	our unrestricted definitive Security to a purchaser wanting to receive a beneficial interest in the U.S. Global Securities.

☐	our unrestricted definitive Security to a purchaser wanting to receive a restricted definitive Security.

☐	our unrestricted definitive Security to a purchaser wanting to receive a beneficial interest in the Offshore Global Securities.

☐	our unrestricted definitive Security to a purchaser wanting to receive an unrestricted definitive Security.

☐	our restricted definitive Security to a purchaser wanting to receive a beneficial interest in the Offshore Global Securities.

☐	our restricted definitive Security to a purchaser wanting to receive a beneficial interest in the U.S. Global Securities.

☐	our restricted definitive Security to a purchaser wanting to receive an unrestricted definitive Security.

☐	our restricted definitive Security to a purchaser wanting to receive a restricted definitive Security.

☐	our beneficial interest in the U.S. Global Securities to a purchaser wanting to receive a beneficial interest in the Offshore Global Securities.

☐	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a restricted definitive Security.

☐	our beneficial interest in the U.S. Global Securities to a purchaser wanting to receive an unrestricted definitive Security.

In connection with such request, and in respect of such Securities, we, as the Seller do hereby certify that such Securities are being transferred in accordance with the transfer restrictions set forth in the offering memorandum prepared in connection with the issuance of the Securities and the Securities and that we are transferring such Securities (tick one of the following):

☐	to a person who the Seller reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion; such person and each such account is a “qualified institutional buyer” (as defined in Rule 144A of the United States Securities Act of 1933, as amended (the “Securities Act”)); the purchaser is aware that the sale to it is being made in reliance upon Rule 144A; and such transaction meets the requirements of Rule 144A and is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, or

☐	in accordance with Regulation S under the Securities Act, and accordingly the Seller does hereby certify that:

(i) the offer of the Securities was not made to a person in the United States;

[(ii) at the time the buy order was originated, the Buyer was outside of the United States or the Seller or any person acting on its behalf reasonably believed that the Buyer was outside the United States;](1)

[(ii) the transaction was executed in, or on or through the facilities of a designated offshore securities market and neither the Seller nor any person acting on its behalf knows that the transaction was prearranged with a Buyer in the United States;](1)

(iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v) with regard to transfers occurring within the 40-Day Restricted Period, any beneficial interest in Offshore Global Securities shall be held through either Euroclear or Clearstream, Luxembourg.

☐	other than in accordance with the above, and documents are being furnished to the Company and the Registrar which comply with the conditions of transfer set forth in the Security and the relevant agreements.

If none of the foregoing boxes are ticked, the Registrar shall not be obliged to register the transfer of the Security.

Reference is hereby made to the Thirteenth Supplemental Indenture dated as of December 4, 2012, between Viacom Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”), to the Indenture dated as of April 12, 2006, between the Company and the Trustee, as supplemented and amended (the “Indenture”). Terms used but not defined herein shall have the meanings given to them in the Indenture. Other terms shall have the meanings given to them in Regulation S.

(1)	Include only one of alternative paragraphs (ii) as appropriate.

[NAME OF SELLER]

By:
Name of Seller

Dated:

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)

U.S.$             principal amount of this Security, and all rights with respect thereto, and irrevocably constitutes and appoints                          as attorney to transfer this Security on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature

Signed

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Security.

(ii) A representative of the holder of this Security should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a recognized bank, notary public or in such other manner as the paying agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as registrar, may require.

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